Exhibit 10.1

STANDBY EQUITY PURCHASE AGREEMENT

THIS STANDBY EQUITY PURCHASE AGREEMENT (this “Agreement”) dated as of September 17, 2026 is made by and between Ayame Asset Holdings LLC, a Delaware limited liability company (the “Investor”), and AMC Robotics Corp., a company incorporated under the laws of the state of Delaware (the “Company”). The Investor and the Company may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $50 million (the “Commitment Amount”) in aggregate gross purchase price of newly issued fully paid shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Shares”);

WHEREAS, the Common Shares are listed for trading on the Nasdaq Stock Market under the symbol “AMCI”;

WHEREAS, the offer and sale of the Common Shares issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder; and

WHEREAS, the Parties are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein.

NOW, THEREFORE, the Parties hereto agree as follows:

Article I. Certain Definitions

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

Article II. Pre-Paid Advances

Section 2.01 Pre-Paid Advances. Subject to the satisfaction of the conditions set forth in Annex II attached hereto, the Investor shall advance to the Company, in two closings, up to the aggregate principal amount of $3,880,000 (the “Pre-Paid Advance”), which shall be evidenced by convertible promissory notes in the form attached hereto as Exhibit B (the “Promissory Note”). The first Pre-Paid Advance shall be in a principal amount of $2,220,000 and advanced on the Effective Date (the “First Pre-Advance Closing”), and the second Pre-Paid Advance shall be in a principal amount of $1,660,000 and advanced on the later of: (i) the first Trading Day after the effectiveness of the initial Registration Statement and (ii) the Company’s receipt of stockholder approval to issue shares in excess of the Exchange Cap (the “Second Pre-Advance Closing”) (individually referred to as a “Pre-Advance Closing” and collectively referred to as the “Pre-Advance Closings”).

Section 2.02 Pre-Advance Closing. Each Pre-Advance Closing shall occur remotely by conference call and electronic delivery of documentation. The First Pre-Advance Closing shall take place at 10:00 a.m., New York time, on the Effective Date, provided that applicable conditions set forth on Annex II have been satisfied (or such other date and time as is mutually agreed to by the Company and the Investor). The Second Pre-Advance Closing shall take place at 10:00 a.m., New York time, on the second Trading Day after the later of (i) the effectiveness of the initial Registration Statement and (ii) the Company’s receipt of stockholder approval to issue shares in excess of the Exchange Cap, provided that the conditions set forth on Annex II have been satisfied (or such other date and time as is mutually agreed to by the Company and the Investor). At each Pre-Advance Closing, the Investor shall advance to the Company the principal amount of the Pre-Paid Advance, less a discount in the amount equal to 10% of the principal amount of the Pre-Paid Advance netted from the purchase price due and structured as an original issue discount (the “Original Issue Discount”), in immediately available funds to an account designated by the Company in writing, and the Company shall deliver the Promissory Note with a principal amount equal to the full amount of the Pre-Paid Advance, duly executed on behalf of the Company. The Company acknowledges and agrees that the Original Issue Discount (i) shall not be funded but shall be deemed to be fully earned on at each Pre-Advance Closing, and (ii) shall not reduce the principal amount of each Promissory Note. For the avoidance of doubt, to the extent the Investor converts outstanding amounts under the Promissory Note into shares of Common Stock of the Company, the principal balance of such Promissory Note shall be reduced automatically by an equivalent amount.

Article III. Advances

Section 3.01 Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, (i) the Company, at its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall subscribe for and purchase from the Company, Advance Shares by the delivery to the Investor of Advance Notices (provided that (x) no balance is outstanding under a Promissory Note, or (y) if there is a balance outstanding under a Promissory Note, an Amortization Event (as defined in the Promissory Note) has occurred in accordance with Section 3.01(a)(iii) hereof), and (ii) the Investor, at its sole discretion shall have the right, but not the obligation, provided that there is a balance outstanding under the Promissory Note, by the delivery to the Company of Investor Notices, cause an Advance Notice to be deemed delivered to the Investor and the issuance and sale of Shares to the Investor pursuant to an Advance, on the following terms:

a)	Advance Notice. At any time during the Commitment Period the Company may require the Investor to purchase Common Shares by delivering an Advance Notice to the Investor, subject to the satisfaction or waiver by the Investor of the conditions set forth in Annex III, and in accordance with the following provisions:

i.	The Company shall, in its sole discretion, select the number of Advance Shares it desires to issue and sell to the Investor in each Advance Notice, the time it desires to deliver each Advance Notice, and the Pricing Period to be used.

ii.	There shall be no non-usages fee for not utilizing the Commitment Amount or any part thereof.

iii.	For so long as any amount remains outstanding under a Promissory Note, without the prior written consent of the Investor, (A) the Company may only (other than with respect to a deemed Advance Notice pursuant to an Investor Notice in accordance with Section 3.01(b) hereof) submit an Advance Notice if an Amortization Event has occurred or the obligation of the Company to make monthly prepayments under the Promissory Note has not ceased, and (B) the Investor shall pay the aggregate purchase price owed to the Company from such Advances (“Advance Proceeds”) by offsetting the amount of the Advance Proceeds against an equal amount outstanding under the Promissory Note (first towards accrued and unpaid Interest, and then towards outstanding Principal and the corresponding Payment Premium (as each such capitalized term is defined in and in accordance with the terms set forth in the Promissory Note) in respect of such Principal amount, if applicable).

iv.	Each Advance may be up to the lower of (i) 100% of the average daily volume traded of the Common Shares during the 5 Trading Days immediately prior to the date the Company requests each such Advance and (ii) 100,000 Common Shares; provided, however, that the number of Common Shares subject to each such Advance may be increased by mutual written consent of the Parties.

v.	In the event that the bid price for the Common Shares is at or below the Floor Price (as defined herein), an Advance Notice shall not be deemed delivered without the prior written consent of the Investor. Notwithstanding anything to the contrary herein, the Floor Price shall not be adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction.

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b)	Investor Notice. At any time during the Commitment Period, provided that there is a balance remaining outstanding under a Promissory Note, the Investor may, by delivering an Investor Notice to the Company, cause an Advance Notice to be deemed delivered to the Investor and the issuance and sale of Common Shares to the Investor pursuant to an Advance, in accordance with the following provisions:

i.	The Investor shall, in its sole discretion, select the amount of the Advance and the time it desires to deliver each Investor Notice; provided that the amount of the Advance selected shall not exceed the balance owed under all Promissory Notes outstanding on the date of delivery of the Investor Notice.

ii.	The Purchase Price of the Common Shares in respect of any Advance Notice deemed delivered pursuant to an Investor Notice shall be equal to the lower of (a) $4.017 per share (subject to adjustment in accordance with the terms of the Promissory Note, the “Fixed Price”) or (b) 92% of the lowest daily VWAP of the shares during the 5 trading days immediately prior to each Investor Notice (the “Variable Price”, and the applicable purchase price, the “Purchase Price”), subject to the Floor Price. The Investor shall pay the Purchase Price for the Common Shares to be issued pursuant to the Investor Notice by offsetting the amount of the Purchase Price to be paid by the Investor against an equal amount outstanding under a Promissory Note (first towards accrued and unpaid Interest, if any, then towards Principal).

iii.	Each Investor Notice shall set forth the amount of the Advance requested, the Purchase Price along with a report by Bloomberg, L.P. indicating the relevant VWAP used in calculating the Purchase Price, the number of Common Shares to be issued by the Company and purchased by the Investor, the aggregate amount of accrued and unpaid interest of the Promissory Note (if any) that shall be offset by the issuance of Common Shares, the aggregate amount of principal of the Promissory Note that shall be offset by the issuance of Common Shares, and the total amount of the Promissory Note that shall be outstanding following the closing of the Advance, and each Investor Notice shall serve as the Settlement Document in respect of such Advance.

iv.	Upon the delivery of an Investor Notice, a corresponding Advance Notice shall simultaneously and automatically be deemed to have been delivered by the Company to the Investor requesting the amount of the Advance set forth in the Investor Notice, and any conditions precedent to such Advance Notice under the terms of this Agreement that have not been satisfied shall be deemed to have been waived by the Investor.

c)	Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit C attached hereto. An Advance Notice selecting an Option 1 Pricing Period shall only be delivered on a Trading Day and shall be deemed delivered on the day such notice is received by e-mail. An Advance Notice selecting an Option 2 Pricing Period shall be deemed delivered on (i) the day it is received by the Investor if such notice is received by e-mail at or before 9:00 a.m. New York City time (or at such later time if agreed to by the Investor in its sole discretion), or (ii) the immediately succeeding day if it is received by e-mail after 9:00 a.m. New York City time. An Advance Notice deemed delivered pursuant to an Investor Notice shall be deemed delivered on the same date upon which the Investor Notice is received by the Company. Upon receipt of an Advance Notice, the Investor shall promptly (and, with respect to an Advance Notice selecting an Option 1 Pricing Period, in no event more than one-half hour after receipt) provide written confirmation (which may be by e-mail) of receipt of such Advance Notice, and which confirmation, in the case of an Advance Notice selecting an Option 1 Pricing Period, shall specify the commencement time of the Option 1 Pricing Period.

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Section 3.02 Advance Limitations, Regulatory. Regardless of the Advance requested in an Advance Notice, including an Advance Notice deemed delivered pursuant to an Investor Notice, the final number of Common Shares to be issued and sold pursuant to such Advance Notice shall be reduced (if at all) in accordance with each of the following limitations:

a)	Ownership Limitation; Commitment Amount. At the request of the Company, the Investor will inform the Company in writing of the number of Common Shares the Investor currently beneficially owns. At the request of the Investor, the Company shall promptly confirm orally or in writing to the Investor the number of Common Shares then outstanding. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any Common Shares under this Agreement which, when aggregated with all other Common Shares beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates (on an aggregated basis) to exceed 4.99% of the then outstanding voting power or number of Common Shares (the “Ownership Limitation”); provided, however, that the Ownership Limit may be waived by the Investor upon not less than 65 days prior notice to the Company, and provided further that the Ownership Limit may be increased to up to 9.99% by the Investor in the Investor’s sole discretion upon not less than 65 days prior notice to the Company. In connection with each Advance Notice, any portion of an Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Common Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the Advance by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

b)	Registration Limitation. In no event shall an Advance exceed the amount registered in respect of the transactions contemplated hereby under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

c)	Compliance with Rules of Principal Market. Notwithstanding anything to the contrary herein, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Common Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement would exceed 19.99% of the aggregate number of Common Shares issued and outstanding as of the Effective Date, which number shall be reduced, on a share-for-share basis, by the number of Common Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under the applicable rules of the Principal Market (such maximum number of shares, the “Exchange Cap”) unless the Company’s stockholders have approved the issuance of Common Shares pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Principal Market. In connection with each Advance Notice, any portion of an Advance that would exceed the Exchange Cap shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice.

d)	Volume Threshold. In connection with an Advance Notice where the Company selections an Option 1 Pricing Period, if the total number of Common Shares traded on the Principal Market during the applicable Pricing Period is less than the Volume Threshold, then the number of Advance Shares issued and sold pursuant to such Advance Notice shall automatically be reduced to the greater of (a) 30% of the trading volume of the Common Shares on the Principal Market during such Pricing Period as reported by Bloomberg L.P., or (b) the number of Common Shares sold by the Investor during such Pricing Period, but in each case not to exceed the amount requested in the Advance Notice or any limitations set forth in Section 3.02.

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Section 3.03 Advance Limitations, Minimum Acceptable Price.

a)	With respect to each Advance Notice selecting an Option 1 Pricing Period the Company may notify the Investor of the Minimum Acceptable Price with respect to such Advance by indicating a Minimum Acceptable Price on such Advance Notice. If no Minimum Acceptable Price is specified in an Advance Notice, then no Minimum Acceptable Price shall be in effect in connection with such Advance. Each Trading Day during an Option 1 Pricing Period for which (A) with respect to each Advance Notice with a Minimum Acceptable Price, the VWAP of the Common Shares is below the Minimum Acceptable Price in effect with respect to such Advance Notice, or (B) there is no VWAP (each such day, an “Excluded Day”), shall result in an automatic reduction to the number of Advance Shares set forth in such Advance Notice by 33% (the resulting amount of each Advance being the “Adjusted Advance Amount”), and each Excluded Day shall be excluded from the Option 1 Pricing Period for purposes of determining the Market Price.

b)	The total Advance Shares in respect of each Advance (after reductions have been made to arrive at the Adjusted Advance Amount, if any) shall be automatically increased by such number of Common Shares (the “Additional Shares”) equal to the greater of (a) the number of Common Shares sold by the Investor on such Excluded Day(s), if any, and (b) such number of Common Shares elected to be subscribed for by the Investor, and the price paid per share for each Additional Share shall be equal to the Minimum Acceptable Price in effect with respect to such Advance Notice multiplied by 96%, provided that this increase shall not cause the total Advance Shares to exceed the amount set forth in the original Advance Notice or any limitations set forth in Section 3.02

Section 3.04 Unconditional Contract. Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice from the Company the Parties shall be deemed to have entered into an unconditional contract binding on both Parties for the purchase and sale of Advance Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and (i) subject to Applicable Laws and (ii) subject to Section 7.19, the Investor may sell Common Shares after receipt of an Advance Notice, including during a Pricing Period.

Section 3.05 Closings. The closing of each Advance and each sale and purchase of Advance Shares (whether pursuant to an Advance Notice delivered by the Company or in connection with an Advance Notice deemed delivered by the Company in connection with an Investor Notice) (each, a “Closing”) shall take place as soon as practicable on each applicable Advance Date in accordance with the procedures set forth below. Each of the Company and the Investor acknowledges that, other than in connection with an Investor Notice, the Purchase Price is not known at the time an Advance Notice is delivered but shall be determined on each Closing based on the daily prices of the Common Shares that are the inputs to the determination of the Purchase Price. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

a)	On or prior to each Advance Date, the Investor shall deliver to the Company a Settlement Document along with a report by Bloomberg, L.P. (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the Parties) indicating the VWAP for each of the Trading Days during the Pricing Period or period for determining the Conversion Price, in each case in accordance with the terms and conditions of this Agreement. In connection with an Investor Notice, the Investor Notice shall serve as the Settlement Document.

b)	Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than one Trading Day after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of Advance Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Parties hereto, and transmit notification to the Investor that such share transfer has been requested. Promptly upon receipt of such notification (and, in any event, not later than one Trading Day after such receipt), the Investor shall pay to the Company the aggregate purchase price of the Common Shares (as set forth in the Settlement Document), which amount shall equal the Purchase Price in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. To facilitate the transfer of the Common Shares by the Investor, the Common Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering the resale of such Common Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Common Shares pursuant to the Plan of Distribution set forth in the Prospectus included in the Registration Statement and otherwise in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available exemption).

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c)	On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

d)	Notwithstanding anything to the contrary in this Agreement, other than in respect of Advance Notices deemed to be given pursuant to Investor Notices, if on any day during the Pricing Period the Company notifies Investor that a Material Outside Event has occurred, the Parties agree that any pending Advance shall end and the final number of Advance Shares to be purchased by the Investor at the Closing for such Advance shall be equal to the number of Common Shares sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event.

Section 3.06 Hardship.

a)	In the event the Investor sells Common Shares after receipt, or deemed receipt of an Advance Notice and the Company fails to perform its obligations as mandated in this Agreement, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article VI hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to seek an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to Applicable Laws and the rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

b)	In the event the Company provides an Advance Notice and the Investor fails to perform its obligations as mandated in this Agreement, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article VI hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Company shall be entitled to seek an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Article IV. Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date hereof, as of each Advance Notice Date and as of the date of each Pre-Advance Closing that:

Section 4.01 Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to purchase or acquire Common Shares in accordance with the terms hereof. The decision to invest and the execution and delivery of the Transaction Documents to which it is a party by the Investor, the performance by the Investor of its obligations hereunder and thereunder and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver the Transaction Documents to which it is a party and all other instruments on behalf of the Investor or its members. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

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Section 4.02 Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Shares of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 4.03 No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review the Transaction Documents and the transactions contemplated by the Transaction Documents with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Common Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 4.04 Investment Purpose. The Investor is acquiring the Common Shares and any Promissory Note for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Common Shares. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.05 Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 4.06 Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 4.07 Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 4.08 No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) hedging transaction, in either case which establishes a net short position with respect to the Common Shares that remains in effect as of the date of this Agreement.

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Section 4.09 General Solicitation. Neither the Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Common Shares by the Investor.

Section 4.10 Resale of Shares. The Investor represents, warrants and covenants that it will resell the Shares only pursuant to a Registration Statement in which the resale of such Common Shares is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable federal and state securities laws, rules and regulations, or pursuant to an exception for the registration provisions of the Securities Act, if applicable.

Section 4.11 Availability of Funds. The Investor has (or will have) sufficient cash available to enable it to pay the full Commitment Amount pursuant to the terms of the Agreement and to make all other necessary payments by it in connection with the transactions contemplated hereby.

Article V. Representations and Warranties of the Company

Except as set forth in the SEC Documents or in the disclosure schedule delivered by the Company to the Investor concurrently with this Agreement (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor that, as of the date hereof, as of each Advance Notice Date and as of the date of each Closing:

Section 5.01 Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed and have the requisite power and authority to own their properties and to carry on their business as now being conducted. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 5.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Common Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and (other than (i) the filing with the SEC of a Form D with respect to the transactions contemplated hereby and the applicable Current Report on Form 8-K, (ii) with respect to the applicable Closing, confirmation that Stockholder Approval has been obtained, if applicable, (iii) with respect to any applicable Closings, the filing of an additional listing application with the Principal Market, and (iv) any other filings as may be required by any state securities agencies (collectively, the “Required Approvals”)) no further filing, consent or authorization will be required by the Company or its board of directors except for the approval of the Company’s stockholders. This Agreement and the other Transaction Documents to which the Company is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Except for the Required Approvals, neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to such Closing, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is in compliance with all of the applicable requirements and standards of the Principal Market, has not received any notice of non-compliance or deficiency from the Principal Market, and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Shares from the Principal Market. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multinational organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

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Section 5.03 Authorization of the Shares. The Common Shares to be issued under this Agreement have been, or with respect to Common Shares to be purchased by the Investor pursuant to an Advance Notice, will be, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act, subject to applicable securities laws. The Common Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus.

Section 5.04 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of the certificate of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 5.05 The Company understands and acknowledges that the number of Common Shares issuable upon conversion of the Promissory Notes will increase in certain circumstances. The Company further acknowledges its obligation to issue the Common Shares upon conversion of the Promissory Notes in accordance with the terms thereof or upon delivery of an Advance Notice (including upon receipt of an Investor Notice) is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.06 SEC Documents; Financial Statements. Since December 9, 2025, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all SEC Documents. The Company has delivered or made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, as applicable. Except as disclosed in amendments or subsequent filings to the SEC Documents, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each of the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Section 5.07 Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which are not material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto), other than (x) liabilities or obligations incurred in the ordinary course of business consistent with past practice and (y) liability or obligations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 5.08 Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-1 under the Securities Act. Each Registration Statement and the offer and sale of Common Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or to be filed as exhibits to a Registration Statement have been so described or filed. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the SEC on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Investor and its counsel. The Company has not distributed and, prior to the later to occur of each Advance Notice Date and completion of the distribution of the Common Shares, will not distribute any offering material in connection with the offering or sale of the Common Shares other than a Registration Statement and the Prospectus to which the Investor has consented (such consent not to be unreasonably withheld, conditioned, or delayed).

Section 5.09 No Misstatement or Omission. Each Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. Each Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus, as of its date, as of each date of sale of Common Shares pursuant thereto and as of each Closing, did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

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Section 5.10 Conformity with Securities Act and Exchange Act. As of each Advance Notice Date, (i) each Registration Statement then in effect (together with any amendments and supplements thereto) and the Prospectus included therein (together with any amendments and supplements thereto and all documents then incorporated or deemed incorporated by reference therein), taken as a whole, shall conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and (ii) no event shall have occurred that would require an amendment or supplement to any Registration Statement or Prospectus that has not been timely filed with the SEC.

Section 5.11 Equity Capitalization.

a)	Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of common stock, $0.0001 par value. As of the date hereof, the Company has (i) 23,439,661 shares of Common Stock issued and outstanding, (ii) no shares of preferred stock issued and outstanding, and (iii) 4,439,767 outstanding warrants to purchase 4,439,767 shares of Common Stock. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Principal Market, nor has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or listing.

b)	Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable.

c)	Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares; (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or similar plan or agreement; and (G) neither the Company nor any Subsidiary has entered into any Variable Rate Transaction.

Section 5.12 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

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Section 5.13 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 5.14 Environmental Laws. The Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 5.15 Title. Except as would not cause a Material Adverse Effect, the Company (or its Subsidiaries) has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 5.16 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 5.17 Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 5.18 Internal Accounting Controls. The Company maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 5.19 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Shares or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

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Section 5.20 Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K, except as disclosed in the SEC Documents, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at such Closing, will not be Insolvent (as defined herein).

Section 5.21 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity, other than AMC Corporation and AMCV Company Limited.

Section 5.22 Tax Status. Each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 5.23 Certain Transactions. Except as not required to be disclosed pursuant to Applicable Laws, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 5.24 Rights of First Refusal. The Company is not obligated to offer the Common Shares offered hereunder or any other Company securities offered pursuant to the Transaction Documents on a right of first refusal basis to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

Section 5.25 Dilution. The Company is aware and acknowledges that issuance of Common Shares hereunder could cause dilution to existing stockholders and could significantly increase the outstanding number of Common Shares.

Section 5.26 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Common Shares hereunder or the Promissory Note. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Common Shares pursuant to any Advances would violate any rules of the Principal Market. The Company acknowledges and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

Section 5.27 Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

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Section 5.28 Relationship of the Parties. Neither the Company, nor any of its subsidiaries, affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, its subsidiaries, or, to the knowledge of the Company, any person acting on its or their behalf. The Investor’s relationship to Company is solely as investor as provided for in the Transaction Documents.

Section 5.29 Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with the Applicable Laws and neither the Company nor the Subsidiaries, nor any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, not complied with Applicable Law; and no material action, suit or proceeding by or before any governmental authority involving the Company or any of its Subsidiaries with respect to Applicable Laws is pending or, to the knowledge of the Company, threatened.

Section 5.30 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or a Prospectus prepared pursuant to the terms of the Registration Rights Agreement will be made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 5.31 Compliance with Laws. The Company and each of its Subsidiaries are in compliance in all material respects with Applicable Laws; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, has not complied with Applicable Laws, or could give rise to a notice of non-compliance with Applicable Laws, and is not aware of any pending change or contemplated change to any Applicable Laws or regulations or governmental position; in each case that would have a Material Adverse Effect.

Section 5.32 Sanctions Matters. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Advance Shares or any Pre-Paid Advance, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country. Neither the Company nor any of its Subsidiaries nor any director, officer or controlled affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

Section 5.33 The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and, no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

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Section 5.34 No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws in a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Shares and which has not been publicly announced, (ii) could reasonably be expected to have a material adverse effect on the Investor’s investment hereunder or (iii) could have a Material Adverse Effect ..

Section 5.35 Acknowledgement Regarding Investor’s Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in accordance with the terms thereof, the Investor has not been asked by the Company or any of its Subsidiaries to agree, nor has the Investor agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company or “derivative” securities based on securities issued by the Company, or to hold any securities of the Company or “derivative” securities based on securities issued by the Company for any specified term; (ii) the Investor, and counterparties in “derivative” transactions to which the Investor is a party, directly or indirectly, presently may have a “short” position in the Common Shares which was established prior to the Investor’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) the Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

Section 5.36 Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect on the Company’s business. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards reasonably designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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Article VI. Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 6.01 Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Common Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and its investment manager, and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 6.02 Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company, its Subsidiaries and all of its and their officers, directors, stockholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Laws, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

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Section 6.03 Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article VI except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

Section 6.04 Remedies. The remedies provided for in this Article VI are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article VI shall survive expiration or termination of this Agreement.

Section 6.05 Limitation of liability. Notwithstanding the foregoing, no Party shall seek, nor shall any be entitled to recover from the other Party be liable for, punitive or exemplary damages.

Article VII.

Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 7.01 Effective Registration Statement. During the Commitment Period, the Company shall maintain the continuous effectiveness of each Registration Statement filed with the SEC under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

Section 7.02 Registration and Listing. The Company shall use its best efforts to cause the Common Shares to continue to be registered as a class of securities under Section 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its best efforts to continue the listing and trading of its Common Shares and the listing of the Common Shares purchased by the Investor hereunder on the Principal Market and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Principal Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Shares to be listed or quoted on another Principal Market.

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Section 7.03 Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Common Shares for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time during the Commitment Period; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 7.04 Listing of Common Shares. As of each Advance Notice Date, the Common Shares to be issued and sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market, subject to official notice of issuance. As of each Advance Notice Date, the Common Shares shall not have been limited or suspended from trading on the Principal Market (other than suspensions of not more than two (2) Trading Days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by the Principal Market have been threatened or be reasonably likely to occur or pending as evidenced by (A) a writing by such Principal Market or (B) the Company falling below the minimum listing maintenance requirements of the Principal Market on which the Common Shares are then listed (in all cases, with a reasonable prospect of delisting occurring only after giving effect to all applicable notice, appeal, compliance and hearing periods (it being understood by the Company and the Investor that no reasonable prospect of delisting will occur prior to the Company holding an annual or special meeting of its stockholders in order to obtain Stockholder Approval (as defined herein), including any postponement thereof) or any communications from the Principal Market related to such notice that do not actually effect the delisting or suspension of the Common Shares).

Section 7.05 Opinion of Counsel. Prior to the date of the delivery by the Company of the first Advance Notice and the second Pre-Paid Advance, the Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 7.06 Exchange Act Registration. The Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and, during the Commitment Period, will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 7.07 Transfer Agent Instructions; Legal Opinions; Restrictive Legends. The Company is obligated to cause its legal counsel to deliver legal opinions to the transfer agent in connection with any legend removal requested in accordance with Applicable Law, within one (1) business day of such legend removal request, subject to the Investor providing customary representations and other documentation, if any, as reasonably requested by the Company, its counsel or the transfer agent. In addition, within one (1) business day after the initial Registration Statement which covers the Common Shares is declared effective by the SEC, subject to the Investor providing customary representations and other documentation, if any, as reasonably requested by the Company, the Company shall deliver, and shall cause its legal counsel to deliver, to the transfer agent (with copies to the Investor) a legal opinion stating that such Common Shares are registered for resale pursuant to such Registration Statement that has been declared effective by the SEC and that any restrictive legends on the Common Shares shall be removed in connection with the resale of such Common Shares by the Investor pursuant to such Registration Statement. To the extent that a legal opinion is not provided (either timely or at all), then, in addition to being a breach of the covenant in this Section 7.07 hereunder, the Company agrees to reimburse the Investor for all costs incurred by the Investor in connection with any legal opinions paid for by the Investor in connection with the sale or transfer of the Common Shares. The Investor shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company promptly.

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Section 7.08 Corporate Existence. The Company will preserve and continue the corporate existence of the Company during the Commitment Period.

Section 7.09 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus (in each of which cases the information provided to the Investor will be kept strictly confidential by the Investor): (i) receipt of any request by the SEC for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law (and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus). The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Common Shares pursuant to any pending Advance Notice (other than as required pursuant to Section 3.01), during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (iv), inclusive, a “Material Outside Event”).

Section 7.10 Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 3.05 hereof, and all Common Shares in connection with such Advance have been received by the Investor.

Section 7.11 Issuance of the Company’s Common Shares. The issuance and sale of the Common Shares to the Investor hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act and any applicable state securities law.

Section 7.12 Reservation of Shares. As of the date of each Pre-Advance Closing, and at all times thereafter, the Company shall have reserved from its duly authorized capital stock not less than the number of Common Shares issuable upon conversion of all Promissory Notes (assuming for purposes hereof that (x) such Promissory Note is convertible at a Conversion Price (as defined in each Promissory Note) equal to the Floor Price as of the date of determination, and (y) any such conversion shall not take into account any limitations on the conversion of the Promissory Note set forth therein). If at any time the number of Common Shares that remain available for issuance under the Exchange Cap have an aggregate market value of less than two times the remaining (non-converted) principal balance of all Promissory Notes that are then outstanding (based on a price per Common Share equal to the average VWAP over the prior thirty (30) Trading Day period), the Company will (i) within 30 calendar days of the immediately preceding Closing (the “Referenced Closing”), call for a special meeting of stockholders and file a proxy statement (in a form reasonably acceptable to the Investor and Loeb & Loeb LLP, at the expense of the Company) containing the Stockholder Proposal, in accordance with Section 7.24 hereof, (ii) within 75 calendar days of the Referenced Closing hold a special meeting of stockholders to vote upon the Stockholder Proposal, (iii) enter into voting agreements with the officers, directors and Affiliates of the Company in support of the Stockholder Proposal, and (iv) adjourn and reconvene the special meeting of stockholder to vote upon the Stockholder Proposal every thirty calendar days thereafter until such Stockholder Proposal is obtained (together, the “Required Actions”). Failure to take the Required Actions, as outlined in the foregoing provision, is (i) an Amortization Event (as defined in the Promissory Note) within 30 calendar days and (ii) an Event of Default within 60 calendar days.

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Section 7.13 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the preparation, negotiation and execution of this Agreement and the other Transaction Documents and any amendment or modifications hereto or thereto and the performance of its obligations hereunder and thereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Common Shares issued pursuant to this Agreement; (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of Investor’s counsel, accountants and other advisors); (iv) the qualification of the Common Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith; (v) the printing and delivery of copies of any Prospectus and any amendments or supplements thereto requested by the Investor; (vi) the fees and expenses incurred in connection with the listing or qualification of the Common Shares for trading on the Principal Market; or (vii) filing fees of the SEC and the Principal Market.

Section 7.14 Current Report. The Company shall, not later than 9:00 a.m., New York City time, on the second business day after the date of this Agreement, file with the SEC a current report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including any exhibits thereto, the “Current Report”). The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the SEC and shall give due consideration to all such comments. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that from and after the filing of the Current Report with the SEC, the Company shall have publicly disclosed all material, nonpublic information provided to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations, whether written or oral, with respect to the specific information contained in the Current Report, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and Investor or any of its respective officers, directors, affiliates, employees or agents, on the other hand shall terminate. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion). The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Common Shares.

Section 7.15 Use of Proceeds. The proceeds from the funding of a Pre-Paid Advance or the sale of the Common Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to this Agreement. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein (including any proceeds from the funding of a Pre-Paid Advance) to repay any advances or loans to any executives, directors, or employees of the Company or any Subsidiary or to make any payments in respect of any related party obligations, including without limitation any payables or notes payable to related parties of the Company or any Subsidiary whether or not such amounts are described on the balance sheets of the Company in any SEC Documents and any Subsidiary or described in any “Related Party Transactions” section of any SEC Documents.

Section 7.16 Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 7.17 Market Activities. Neither the Company, nor any Subsidiary, nor any of their respective officers, directors or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Common Shares.

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Section 7.18 [Reserved].

Section 7.19 Selling Restrictions. Except as expressly set forth below, the Investor covenants that from and after the date hereof through and including the Trading Day next following the expiration or termination of this Agreement as provided in Section 10.01 (the “Restricted Period”), none of the Investor, any of its officers, or any Affiliate holding the Shares (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) engage in any hedging transaction, which establishes a net short position with respect to the Common Shares, in each case, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Common Shares; or (2) selling a number of Common Shares equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice, or Shares issuable pursuant to Section 3 of the Promissory Note, but has not yet received from the Company or the transfer agent pursuant to this Agreement.

Section 7.20 Assignment. Neither this Agreement nor any rights or obligations of the Parties hereto may be assigned to any other Person, provided however that the Investor may assign its rights and obligations hereunder to an Affiliate.

Section 7.21 [Reserved].

Section 7.22 No Frustration; No Variable Rate Transactions, Etc.

a)	No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver the Shares to the Investor in respect of an Advance Notice.

b)	No Variable Rate Transactions or Related Party Payments. During the Commitment Period, the Company shall not (A) repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt, or (B) effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Shares or any security which entitles the holder to acquire Common Shares (or a combination of units thereof) involving a Variable Rate Transaction, other than involving a Variable Rate Transaction with the Investor or with the prior written consent of the Investor. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

c)	During the period beginning on the date hereof and ending on the date upon which the Promissory Note to be issued hereunder has been repaid (and/or converted) in full, the Company shall not effect any reverse stock split or share consolidation without the Investor’s written consent.

Section 7.23. Non-Public Information. Neither the Company, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, the Company shall not submit any Advance Notices and shall not effect any sales under this Agreement and the Investor shall not have an obligation to purchase Common Shares under this Agreement until the Company has publicly disclosed such material, non-public information. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company shall not disclose any material non-public information to the Investor without the Investor’s prior written consent.

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Section 7.24 Stockholder Approval. To the extent required under applicable rules and regulations of the Principal Market, the Company shall provide each stockholder entitled to vote at a meeting of stockholders of the Company (the “Stockholder Meeting”), a proxy statement in a form reasonably acceptable to the Investor and Loeb & Loeb LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Loeb & Loeb LLP incurred in connection therewith up to a maximum of $20,000. The proxy statement, if any, shall solicit each of the Company’s stockholders’ affirmative vote at the Stockholder Meeting for approval of the proposal (“Stockholder Proposal”) to authorize the issuance of all of the Common Shares issuable hereunder in compliance with the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such proposal and to cause the board of directors of the Company to recommend to the stockholders that they approve such proposal. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained, the Company shall adjourn and reconvene the stockholder meeting at least every thirty (30) calendar days thereafter until such Stockholder Approval is obtained.

Section 7.25 Use of Name. The Company shall not, directly or indirectly, use the names of the Investor or any derivations thereof, or logos associated with these names, as the case may be, in any manner or take any action that may imply any relationship with the Investor or any of its Affiliates without the prior written consent of the Investor, provided, however, the Investor hereby consents to all lawful uses of these names in the prospectus, statement and other materials that are required by applicable laws or pursuant to the disclosure requirements of the SEC or any state securities authority.

Article VIII.

Non Exclusive Agreement

Except as provided herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article IX.

Choice of Law/Jurisdiction

Section 9.01 This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of New York. The Parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

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Article X. Termination

Section 10.01 Termination.

a)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 24-month anniversary of the Effective Date, provided that if the Promissory Note is then outstanding, such termination shall be delayed until such date that the Promissory Note that was outstanding has been repaid (and/or converted), or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Shares equal to the Commitment Amount.

b)	The Company may terminate this Agreement effective upon five Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Common Shares under which have yet to be issued, (ii) there is not an outstanding Promissory Note, and (iii) the Company has paid all amounts owed to the Investor pursuant to this Agreement. This Agreement may be terminated at any time by the mutual written consent of the Parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

c)	Nothing in this Section 10.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article VI shall survive termination hereunder.

Article XI. Notices

Other than with respect to Advance Notices, which must be in writing and will be deemed delivered in accordance with the terms hereof, any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) 5 days after being sent by U.S. certified mail, return receipt requested; (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit C hereof) shall be:

If to the Company, to:	AMC Robotics Corporation

12 East 49th Street, 1805

New York, NY 10017

Attention: Min Ma

E-mail: minma@amcx.ai

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With copies (which shall not constitute notice or delivery of process) to:
Graubard Miller 405 Lexington Avenue, 44th Floor New York, New York 10174
Attention: Jeffrey M. Gallant; Eric T. Schwartz

E-mail: jgallant@graubard.com; eschwartz@graubard.com

If to the Investor(s):	Ayame Asset Holdings LLC

885 Third Avenue

Suite 2600B

New York, NY 10022

Attention: Frederick Vincent Fortmiller, Jr.

E-mail: research@harraden.com

With copies (which shall not constitute notice or delivery of process) to:	Loeb & Loeb LLP
345 Park Avenue, NY, NY 10154

Attention: Giovanni Caruso

E-mail: gcaruso@loeb.com

or at such other address and/or e-mail and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service in accordance with clause (i), (ii) or (iii) above, respectively.

Article XII. Miscellaneous

Section 12.01 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

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Section 12.02 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

Section 12.03 Reporting Entity for Common Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.04 Commitment and Structuring Fee. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay to Investor, a structuring fee in the amount of $40,000, which has been paid prior to the date hereof. The Company shall pay a commitment fee (the “Commitment Fee”) to the Investor as follows: the Company shall issue to the Investor 450,000 Common Shares (the “Commitment Shares”) on the date hereof. The Commitment Shares issued hereunder shall be registered on the Company’s initial Registration Statement on Form S-1.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

AMC ROBOTICS CORPORATION

By:	/s/ Min Ma
Name:	Min Ma
Title:	VP, Finance

AYAME ASSET HOLDINGS LLC
Ayame Asset Holdings Manager LLC (Managing Member of Ayame Asset Holdings LLC)

By:	/s/ Frederick Vincent Fortmiller, Jr.
Name:	Frederick Vincent Fortmiller, Jr.
Title:	Managing Member

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ANNEX I TO THE

STANDBY EQUITY PURCHASE AGREEMENT

DEFINITIONS

“Additional Shares” shall have the meaning set forth in Section 3.03.

“Adjusted Advance Amount” shall have the meaning set forth in Section 3.03.

“Advance” shall mean any issuance and sale of Advance Shares by the Company to the Investor pursuant to this Agreement.

“Advance Date” shall mean the first Trading Day after expiration of the applicable Pricing Period for each Advance, provided that, with respect to an Advance pursuant to an Investor Notice, the Advance Date shall be the first Trading Day after the date of delivery of such Investor Notice.

“Advance Notice” shall mean a written notice in the form of Exhibit C attached hereto to the Investor executed by an officer of the Company and setting forth the number of Advance Shares that the Company desires to issue and sell to the Investor.

“Advance Notice Date” shall mean each date the Company is deemed to have delivered (in accordance with Section 3.01(c) of this Agreement) an Advance Notice to the Investor, subject to the terms of this Agreement.

“Advance Shares” shall mean the Common Shares that the Company shall issue and sell to the Investor pursuant to the terms of this Agreement.

“Affiliate” shall have the meaning set forth in Section 4.07.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Closing” shall have the meaning set forth in Section 3.05.

“Commitment Amount” shall mean $50,000,000 of Common Shares.

“Commitment Fee” shall have the meaning set forth in Section 12.04.

“Commitment Shares” shall have the meaning set forth in Section 12.04.

“Commitment Period” shall mean the period commencing on the Effective Date and expiring upon the date of termination of this Agreement in accordance with Section 10.01.

“Common Share Equivalents” shall mean any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Common Shares” shall have the meaning set forth in the recitals of this Agreement.

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“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 6.02.

“Condition Satisfaction Date” shall have the meaning set forth in Annex II.

“Conversion Price” shall have the meaning set forth in the Promissory Note.

“Daily Traded Amount” shall mean the daily trading volume of the Company’s Common Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P.

“Disclosure Schedule” shall have the meaning set forth in Article V.

“Effective Date” shall mean the first Trading Day immediately following the date hereof.

“Environmental Laws” shall have the meaning set forth in Section 5.14.

“Event of Default” shall have the meaning set forth in the Promissory Note.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 3.02(c).

“Excluded Day” shall have the meaning set forth in Section 3.03.

“Fixed Price” shall have the meaning set forth in Section 3.01(b)(ii), subject to adjustment in accordance with the terms of the Promissory Note.

“Floor Price” is solely with respect to the Variable Price, shall mean the lower of (i) $1.00 per Common Share or (ii) 20% of the VWAP of the Common Shares immediately prior to the effectiveness of the Registration Statement; provided, however, that the Floor Price shall be adjusted (downwards only) to equal 20% of the average VWAP for the 3 Trading Days immediately prior to the 20 Trading Day anniversary of the Second Pre-Paid Advance Closing. Notwithstanding the foregoing, the Company may reduce the Floor Price to any amount set forth in a written notice to the Holder (as defined in the Promissory Note); provided that such reduction shall be irrevocable and shall not be subject to increase thereafter.

“Hazardous Materials” shall have the meaning set forth in Section 5.14.

“Indemnified Liabilities” shall have the meaning set forth in Section 6.01.

“Insolvent” shall mean, whether on a consolidated or individual basis, (i) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (ii) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Notice” shall mean a written notice to the Company in the form set forth herein as Exhibit E attached hereto.

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“Investor Indemnitees” shall have the meaning set forth in Section 6.01.

“Market Price” shall mean an Option 1 Market Price or Option 2 Market Price, as applicable.

“Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.

“Material Outside Event” shall have the meaning set forth in Section 7.09.

“Minimum Acceptable Price” shall mean the minimum price notified by the Company to the Investor in each Advance Notice, if applicable.

“OFAC” shall have the meaning set forth in Section 5.32.

“Option 1 Market Price” shall mean 96% of the lowest daily VWAP of the Common Shares during the Option 1 Pricing Period.

“Option 2 Market Price” shall mean the lower of (i) 97% of the lowest VWAP of the Common Shares during the five (5) consecutive Trading Days immediately preceding the date the Advance Notice is delivered and (ii) the lowest traded price of the Common Shares during the Option 2 Pricing Period.

“Option 1 Pricing Period” shall mean the three (3) consecutive Trading Days commencing no later than the Trading Day immediately following the date the Advance Notice is delivered.

“Option 2 Pricing Period” shall mean the period on the applicable Advance Notice Date with respect to an Advance Notice selecting an Option 2 Pricing Period commencing (i) if submitted to Investor prior to 9:00 a.m. Eastern Time, the open of trading on such day, or (ii) if submitted to Investor after 9:00 a.m. Eastern Time, the open of trading on the immediately following Trading Day, in each case ending at 4:00 p.m. Eastern Time; provided, however, that upon mutual written consent of the Company and Investor, an Advance Notice selecting an Option 2 Pricing Period that is delivered after 9:00 a.m. Eastern Time may be deemed to have been delivered prior to 9:00 a.m. Eastern Time on such day.

“Original Issue Discount” shall have the meaning set forth in Section 2.02.

“Ownership Limitation” shall have the meaning set forth in Section 3.02(a).

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares.

“Pre-Advance Closing” shall have the meaning set forth in Section 2.01.

“Pre-Paid Advance” shall mean have the meaning set forth in Section 2.01.

“Pricing Period” shall mean the Option 1 Pricing Period or Option 2 Pricing Period, as applicable.

“Principal Market” shall mean the Nasdaq Stock Market; provided however, that in the event the Common Shares are ever listed or traded on the New York Stock Exchange, or the NYSE American, then the “Principal Market” shall mean such other market or exchange on which the Common Shares are then listed or traded to the extent such other market or exchange is the principal trading market or exchange for the Common Shares.

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“Promissory Note” shall have the meaning set forth in Section 2.01.

“Prospectus” shall mean any prospectus (including, without limitation, all amendments and supplements thereto) used by the Company in connection with a Registration Statement, including documents incorporated by reference therein.

“Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including documents incorporated by reference therein.

“Purchase Price” shall have the meaning set forth in Section 3.01(b)(ii).

“Registration Limitation” shall have the meaning set forth in Section 3.02(b).

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Sanctions” shall have the meaning set forth in Section 5.32.

“Sanctioned Countries” shall have the meaning set forth in Section 5.32.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall mean (1) any registration statement filed by the Company with the SEC, including the financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date of such registration statement under the Securities Act, (2) any proxy statement or prospectus filed by the Company with the SEC, including all documents incorporated or deemed incorporated therein by reference, whether or not included in a registration statement, in the form in which such proxy statement or prospectus has most recently been filed with the SEC pursuant to Rule 424(b) under the Securities Act, (3) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the SEC by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including, without limitation, the Current Report, (4) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (5) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Settlement Document” in respect of an Advance Notice delivered by the Company, shall mean a settlement document in the form set out on Exhibit D, and in respect of an Advance Notice deemed delivered pursuant to an Investor Notice, shall mean the Investor Notice containing the information set forth on Exhibit E.

“Shares” shall mean the Commitment Shares and the Common Shares to be issued from time to time hereunder pursuant to an Advance, as well as any Common Shares issued or issuable in connection with the Promissory Note.

“Subsidiaries” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.”

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“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, any Promissory Notes issued by the Company hereunder, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

“Variable Price” shall have the meaning set forth in Section 3.01(b)(ii).

“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any Common Shares or Common Share Equivalents that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of Common Shares or Common Share Equivalents, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet,” “share ratchet,” “price ratchet,” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) enters into, or effects a transaction under, any agreement, including but not limited to an “equity line of credit” or other continuous offering or similar offering of Common Shares or Common Share Equivalents or (iii) enters into or effects any forward purchase agreement, equity pre-paid forward transaction or other similar offering of securities where the purchaser of securities of the Company receives an upfront or periodic payment of all, or a portion of, the value of the securities so purchased, and the Company receives proceeds from such purchaser based on a price or value that varies with the trading prices of the Common Shares. For the avoidance of doubt, an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act shall not be considered a Variable Rate Transaction after the Promissory Note to be issued hereunder has been repaid and/or converted.

“Volume Threshold” shall mean a number of Common Shares equal to the quotient of (a) the number of Advance Shares requested by the Company in an Advance Notice divided by (b) 0.30.

“VWAP” shall mean for any Trading Day, the daily volume weighted average price of the Common Shares for such Trading Day on the Principal Market during regular trading hours as reported by Bloomberg L.P. through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

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ANNEX II TO THE

STANDBY EQUITY PURCHASE AGREEMENT

CONDITIONS PRECEDENT TO THE INVESTOR’S OBLIGATIONS TO FUND A PRE-PAID ADVANCE

The obligation of the Investor to advance to the Company a Pre-Paid Advance hereunder at each Pre-Advance Closing is subject to (i) the satisfaction of the terms and conditions of Section 2.01 of the Standby Equity Purchase Agreement (the “Agreement”), (ii) Commitment Shares having been issued in accordance with the terms of Section 12.04 of the Agreement, (iii) receipt of an opinion of counsel in accordance with the terms of Section 7.05 of the Agreement, and (iv) the satisfaction, as of the date of such Pre-Advance Closing, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

a)	The Company shall have duly executed and delivered to the Investor each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Investor a Promissory Note with a principal amount corresponding to the amount of the applicable Pre-Paid Advance (before any deductions made thereto).

b)	The Company shall have issued the Commitment Shares and paid the Commitment Fee, in each case as and when due in accordance with Section 12.04 of the Agreement, all of which Commitment Fee shall be fully earned and non-refundable, regardless of whether any Pre-Paid Advance are made or settled hereunder or any subsequent termination (other than pursuant to Section 10.01(b)) of this Agreement.

c)	The Company shall have delivered to the Investor a compliance certificate executed by the chief executive officer of the Company certifying that Company has complied with all of the conditions precedent to the Pre-Advance Closing set forth herein and which may be relied upon by the Investor as evidence of satisfaction of such conditions without any obligation to independently verify.

d)	The Investor shall have received an opinion of counsel to the Company, dated on or before each Pre-Advance Closing Date, in a form reasonably acceptable to the Investor.

e)	The Investor shall have received a closing statement in a form to be agreed by the parties setting forth wire transfer instructions of the Company for the payment of the amount of the Pre-Paid Advance, the amount to be paid by the Investor, which shall be the full principal amount of the Pre-Paid Advance, less the Original Issue Discount, and any other deductions that may be agreed by the parties.

f)	The Company shall have delivered to the Investor copies of its charter, as well as copies of any shareholder or operating agreements by or among the shareholders or members of any of the Company’s Subsidiaries.

g)	The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company as of a date within ten (10) days of the Pre-Advance Closing date.

h)	The board of directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Investor.

i)	Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the date of the Pre-Advance Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the Company at or prior to the Pre-Advance Closing date.

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j)	No Suspension of Trading in or Delisting of Common Shares. Trading in the Common Shares shall not have been suspended by the SEC, the Principal Market or FINRA, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Shares is listed or quoted on any subsequent Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

k)	The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Common Shares.

l)	No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

m)	Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect, or an Event of Default.

n)	No material breach of this Agreement or any Transaction Document shall have occurred (with the passage of time or the giving of notice, or both, would constitute a material breach of this Agreement or any Transaction Document) and no Event of Default shall have occurred (assuming that the Promissory Note had been outstanding at of each Pre-Advance Closing) (with the passage of time or the giving of notice, of both, would constitute an Event of Default).

o)	The Company shall have notified the Principal Market of the issuance of all of the Shares hereunder, the Principal Market shall have completed its review of the related Listing of Additional Share or other applicable form and the Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the maximum number of Common Shares issuable pursuant to the Promissory Note to be issued at the applicable Pre-Advance Closing.

p)	The Company and its Subsidiaries shall have delivered to the Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

q)	Solely with respect to the Second Pre-Advance Closing, the Registration Statement shall be effective in accordance with the provisions set forth in the Registration Rights Agreement, including the effectiveness deadline set forth therein.

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ANNEX III TO THE

STANDBY EQUITY PURCHASE AGREEMENT

CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER AN

ADVANCE NOTICE

The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance are subject to the satisfaction or waiver by the Investor, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

a)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Advance Notice Date, except to the extend such representations and warranties are as of another date, such representations and warranties shall be true and correct in all material respects as of such other date.

b)	The Company shall have established a reserve of its Common Shares with its transfer agent, subject to the Exchange Cap and the terms and conditions of the Standby Equity Purchase Agreement, such that for so long as the Standby Equity Purchase Agreement and the Promissory Note(s) remain outstanding, the Company shall have reserved from its duly authorized share capital, and shall have instructed its transfer agent to irrevocably reserve, (i) the maximum number of its Common Shares issuable upon conversion of the Promissory Note(s) in accordance with the terms and conditions thereof and of the Standby Equity Purchase Agreement (including, without limitation, Section 3(d)(ii) of the Promissory Note and Section 7.12 of the Standby Equity Purchase Agreement), (ii) the Commitment Shares, and (iii) the Common Shares otherwise issuable under the terms of the Standby Equity Purchase Agreement. The Company shall also have established with its transfer agent a mechanism for delivery, reasonably acceptable to the Investor, of such Common Shares to the Investor.

c)	Issuance of Commitment Shares. The Company shall have issued the Commitment Shares and paid the Commitment Fee, in each case as and when due in accordance with Section 12.04, all of which Commitment Fee shall be fully earned and non-refundable, regardless of whether any Advance Notices are made or settled hereunder or any subsequent termination (other than pursuant to Section 10.01(b)) of this Agreement.

d)	Registration of the Common Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Common Shares issuable pursuant to such Advance Notice. The Current Report shall have been filed with the SEC and the Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

e)	Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Common Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Common Shares shall be legally permitted by all laws and regulations to which the Company is subject.

f)	Board. The board of directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Investor.

g)	No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

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h)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date.

i)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.

j)	No Suspension of Trading in or Delisting of Common Shares. Trading in the Common Shares shall not have been suspended by the SEC, the Principal Market or FINRA, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Shares is listed or quoted on any subsequent Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

k)	Authorized. All of the Shares issuable pursuant to the applicable Advance Notice shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior Advance Notices required to have been received by the Investor under this Agreement shall have been delivered to the Investor in accordance with this Agreement.

l)	Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

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